UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2026

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VCYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2026, Veracyte, Inc. (the “Company”) announced the appointment of Dr. Kevin Haas, 40, as its Chief Development and Technology Officer, effective March 24, 2026.

Prior to joining the Company, Dr. Haas served as Chief Technology Officer of Myriad Genetics, Inc. (NASDAQ: MYGN), a genetic testing and precision medicine company, a position he held since February 2021. Previously, Dr. Haas served as Senior Vice President of Technology and Senior Vice President of Engineering at Myriad and as Vice President and Senior Director of Bioinformatics at Myriad Women’s Health. Dr. Haas received a B.S. in Chemical Engineering from the University of Wisconsin–Madison and a Ph.D. in Chemical Engineering from the University of California, Berkeley.

In connection with Dr. Haas’s appointment, on March 13, 2026, the Company entered into an offer letter (the “Offer Letter”) with Dr. Haas, which provides for: (i) an initial annual base salary of $500,000, (ii) eligibility to participate in the Company’s annual performance-based cash bonus program with a target bonus opportunity equal to 55% of his eligible annual earnings, with any bonus for 2026 prorated based on his start date, (iii) a restricted stock unit award with a target value of $1,500,000, vesting over four years, and (iv) a performance-based restricted stock unit award with a target value of $1,500,000, with vesting subject to achievement of performance objectives established by the Compensation Committee and continued service. The equity awards will be granted under the Company’s 2023 Equity Incentive Plan and the applicable award agreements.

The Company will also enter into an indemnification agreement with Dr. Haas on the form previously approved by the Board and entered into with the Company’s other executive officers, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on October 7, 2013 (File No. 333-191282).

There is no arrangement or understanding between Dr. Haas and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Dr. Haas and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Dr. Haas has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing summary of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the Offer Letter, which will be filed as an exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 16, 2026

VERACYTE, INC.

		By:	/s/ Rebecca Chambers
		Name:	Rebecca Chambers
		Title:	Chief Financial Officer
Principal Financial Officer